EXHIBIT 10.4

SIXTH AMENDMENT

TO THE

ZIONS BANCORPORATION PAYSHELTER 401(k)

AND EMPLOYEE STOCK OWNERSHIP PLAN

This Sixth Amendment to the Zions Bancorporation Payshelter 401(k) and Employee Stock Ownership Plan (the “Plan”) is made and entered into this 31st day of July, 2006, by the Zions Bancorporation Benefits Committee (“Benefits Committee”) for and on behalf of Zions Bancorporation (the “Employer”).

W  I  T  N  E  S  S  E  T  H:

WHEREAS, the Employer has heretofore entered into the Plan, which Plan has been amended and restated in its entirety effective for the Plan Year commencing on January 1, 2003, and for all Plan Years thereafter, and

WHEREAS, the Employer has reserved the right to amend the Plan in whole or in part; and

WHEREAS, the Committee, for and on behalf of the Employer and consistent with the power and authority granted to it, and in anticipation of the merger of the Amegy Bancorporation 401(k) Plan into the Plan and the transfer of Plan record keeping and trustee responsibilities to Fidelity Management Trust Company, now desires to amend the Plan in the following particulars: to permit the purchase of employer securities by Plan participants, to permit the limit on participant loan amounts to take into account certain employer securities in the participant’s account, to allow immediate diversification of certain employer securities, and to provide for determination of vesting on an elapsed time, rather than year of service, basis;

NOW THEREFORE, in consideration of the foregoing premises the Committee adopts the following amendments to the Plan (amended language is marked in bold italics):

(Purchase of employer securities by Plan participants)

1.	The first paragraph of Section 6.06 is amended to read as follows:

6.06 Participant Diversification of Investments: Except as specifically provided in Section 6.03(e) and in this Section 6.06, the Plan does not permit individual direction of investment by Participants of their Employer Securities Accounts. Effective January 1, 2007, individual direction of investment by Participants of their Employer Securities Account is permitted as provided in this Section and in Sections 18.02 and 18.06.

2.	Section 18.02(a) is amended to read as follows:

(a)	Subject to Section 18.06(e), no Participant shall direct investment into or out of Employer Securities in any Account. Effective January 1, 2007, this restriction shall apply only with respect to Employer Securities in the Employer Non-Elective Contribution Account.

3.	Section 18.06(e) is amended to read as follows:

(e)

A Participant may not direct (except as provided in Section 6.03(e)) any investment into the Employer Securities Account or (except as provided in Section 6.06) the liquidation or sale of any Employer Securities in that Account. Effective January 1, 2007, a Participant may direct investment into the Employer Securities Account from any other sub-account in the Plan, with the exception of the Dividend

Account, which shall continue to be subject to the rules in Section 18.04.

(Participant loan amount limits to take into account certain employer securities in the participant’s account)

4.	Section 20.03(a) is amended in read as follows:

(a)	Fifty percent (50%) of the Vested Interest in his Plan Accounts (including any Rollover Accounts, but excluding his Employer Securities Account; effective January 1, 2007, excluding only his Employer Non-Elective Contribution Account and his Dividend Account); or

(Immediate diversification of certain employer securities)

5.	Section 6.06(e)(1) is amended to read as follows:

(1)	A Participant who has completed at least five (5) Years of Vesting Service, regardless of Age or the number of years of participation in the Plan, may direct diversification into the Segregated Investment Account of up to one hundred percent (100%) of the Participant’s Employer Securities Account, except that portion in the Employer Securities Account attributable to Employer Non-Elective Contributions and dividends thereon. Effective January 1, 2007, the five (5) Years of Vesting Service requirement shall no longer apply.

(Determination of Vesting Service on an Elapsed Time Basis)

6.	Section 3.05 is amended to read as follows:

3.05 “One Year Break in Service” shall mean a twelve (12) consecutive month period during which an Employee has not completed more than five hundred (500) Hours of Service, regardless of whether the Employee has incurred a Termination of Employment. For purposes of vesting, such twelve (12) consecutive month periods shall be measured on the same basis as Years of Vesting Service. Effective January 1, 2006, except as otherwise provided in Section 3.13, the provisions of this Section shall no longer apply for purposes of determining Years of Vesting Service. For purposes of eligibility to participate, the Plan shall not apply any break in service rule. The following types of absence shall not constitute a One-Year Break in Service:

7.	Section 3.08 is amended to read as follows:

3.08 “Vesting Computation Period” shall mean the twelve (12) consecutive month period used to measure Years of Vesting Service and Breaks in Service for purposes of vesting. The twelve (12) consecutive month period used for the Vesting Computation Period shall be the Plan Year. Effective January 1, 2006, except as otherwise provided in Section 3.13, the provisions of this Section shall no longer apply for purposes of determining Vesting Service.

8.	Section 3.10 is amended to read as follows:

3.10 “Year of Vesting Service” shall mean:

(a)	for Plan Years commencing prior to January 1, 2002, a Vesting Computation Period during which an Employee has completed at least one (1) Hour of Service. For Plan Years commencing on or after January 1, 2002, “Year of Vesting Service” shall mean a Vesting Computation Period during which an Employee has completed at least one thousand (1000) Hours of Service. Subject to Section 11.05 a Participant’s Years of Vesting Service shall be determined based on all Vesting Computation Periods containing or beginning after his Employment Commencement Date or Re-employment Commencement Date, provided that service prior to the date an Employee has attained Age 18 shall not be taken into account. Any individual who was a Leased Employee and who subsequently becomes an Eligible Employee shall be credited with all Years of Service as a Leased Employee for purposes of determining Years of Vesting Service. Effective January 1, 2006, except as otherwise provided in Section 3.13, the provisions of this sub-Section (a) shall no longer apply for purposes of determining Years of Vesting Service.

(b)	with respect to a Merged Employee for Plan Years commencing prior to the Merger Date, a calendar year during which the Merged Employee has completed at least one (1) hour of service for the Merged Employer. For Plan Years commencing on or after the Merger Date, “Year of Vesting Service” shall mean a Vesting Computation Period during which the Merged Employee completes at least one thousand (1000) Hours of Service. Effective January 1, 2006, except as otherwise provided in Section 3.13, the preceding sentence shall no longer apply and “Years of Vesting Service” after the Merger Date shall be credited to a Merged Employee as provided in Section 3.13. All creditable Years of Vesting Service determined under the above rules for a Merged Employee shall be credited under this Plan as of the Merged Employee’s Employment Commencement Date. For purposes of this Section 3.10(b):

(1)	“Merged Employee” shall mean an Employee who immediately prior to his Employment Commencement Date, was employed by a Merged Employer.

(2)	“Merged Employer” shall mean an entity which was acquired by (whether as a stock or asset acquisition) or merged into the Plan Sponsor or another Employer who has adopted this Plan.

(3)	“Merger Date” shall mean the date designated in any agreement or contract of merger, sale or acquisition as the date on which the acquisition of the Merged Employer by the Plan Sponsor or Employer is considered complete.

9.	Article III is amended by adding a new Section 3.13 at the end thereof to read as follows:

3.13 Elapsed Time Method for Determining Years of Vesting Service. Effective January 1, 2006, the Plan adopts the Elapsed Time method for determining Years of Vesting Service. This method of counting Service does not track actual Hours of Service worked by an Employee, but instead measures the length of time an individual is an Employee of a Zions Employer.

(a)	In determining Years of Vesting Service for an Employee, the following shall apply:

(1)	An Employee’s Service taken into account for purposes of vesting shall be the time period beginning with the Employee’s Employment Commencement Date and ending on the date the Employee incurs a Termination of Employment.

(2)

An Employee who incurs a Termination of Employment by reason of resignation, discharge or retirement and who then performs an Hour of Service within twelve (12) months of that date will be credited with Service for the period in which he was not employed. An Employee who is absent for any other reason and then resigns, is discharged or retires and who preforms an Hour of Service within twelve (12) months of his initial absence will be credited with Service for the period in which he was not employed, provided the service is not counted under the first sentence of this subsection. An Employee who is absent from Service with the Employer for over twelve (12) months shall receive no credit for any absence following the date the Employee incurs the Termination of Employment.

(b)	In determining an Employee’s Years of Vesting Service fractional years will be rounded to the nearest one twelfth of a year. Periods of Service will be based on full calendar months, crediting an Employee with a full month if the Employee works at least one (1) Hour of Service during the month. An Employee with more than one period of Service will have all such periods aggregated and the Employee’s total Service will be used for purposes of determining Years of Vesting Service.

(c)	For the Plan Year commencing January 1, 2006 only, the Plan shall credit Vesting Service according to the following rules:

(i)	For each Employee of a Zions Employer who was employed by the Zions Employer on December 31, 2005, and continued to be employed on January 1, 2006, the Plan shall either apply the rules of this Section 3.13, treating January 1, 2006 as the Employment Commencement Date, or apply the previous vesting credit rules of this Plan without regard to this Section 3.13, crediting the Employee with Vesting Service credit according to the method which provides the greater credit.

(ii)	For each Employee of a Zions Employer whose Employment Commencement Date was after January 1, 2006, but prior to July 24, 2006, the Plan shall either apply the rules of this Section 3.13, or apply the previous vesting credit rules of this Plan without regard to this Section 3.13, crediting the Employee with Vesting Service credit according to the method which provides the greater credit.

(iii)	For each Employee of a Zions Employer whose Employment Commencement Date is after July 23, 2006, the Plan shall apply the rules of this Section 3.13 only.

10.	This Sixth Amendment shall be generally effective for the Plan Year commencing January 1, 2006, and for Plan Years commencing after that date, however each provision of this Sixth Amendment with a specified effective date shall become effective as of that date.

4.	In all other respects the Plan is ratified and approved.

IN WITNESS WHEREOF, Zions Bancorporation Benefits Committee has caused this Sixth Amendment to the Plan to be duly executed as of the date and year first above written.

ZIONS BANCORPORATION BENEFITS COMMITTEE

By:	/s/ Thomas E. Laursen

Its: